Exhibit 99.1

IMMUCOR CLOSES BIOARRAY ACQUISITION

NORCROSS, GA. (August 5, 2008) Immucor, Inc. (Nasdaq:BLUD), a global leader in providing automated instrument-reagent systems to the blood transfusion industry, announced today that it has closed its previously-announced acquisition of BioArray Solutions Ltd.

Gioacchino De Chirico, President & CEO of Immucor, said “We are pleased to have completed this acquisition, which we believe will enable us to provide innovative molecular diagnostic solutions for blood transfusions to enhance patient outcomes.”

Immucor expects to provide more information about the BioArray acquisition on its investors conference call in October to review the results of its first fiscal quarter.

Founded in 1982, Immucor manufactures and sells a complete line of reagents and systems used by hospitals, reference laboratories and donor centers to detect and identify certain properties of the cell and serum components of blood prior to transfusion. Immucor markets a complete family of automated instrumentation for all of our market segments.

For more information on Immucor, please visit our website at www.immucor.com.

Statements contained in this press release that are not statements of historical fact are “forward-looking statements” as that term is defined under federal securities laws, including, without limitation, all statements concerning Immucor’s expectations, beliefs, intentions or strategies for the future. Factors related to the BioArray acquisition that could adversely affect the Company’s results include but are not limited to: the ability of the Company to successfully develop an automated platform for BioArray’s transfusion genotyping system, and the cost to do so; the ability of the Company to gain FDA clearance for that automated platform; the acceptance of BioArray technology in transfusion and transplantation markets; and the cost to successfully market and sell products incorporating BioArray technology. Further risks concerning the Company’s business are detailed in the Company’s filings with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on any forward-looking statements. Immucor assumes no obligation to update any forward-looking statements.